Exhibit 3.2
AMENDED AND RESTATED BYLAWS
OF
EDUCATION MANAGEMENT CORPORATION
Adopted:

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-ii-

AMENDED AND RESTATED BYLAWS
OF
EDUCATION MANAGEMENT CORPORATION
ARTICLE I
MEETING OF SHAREHOLDERS
Section 1.1 Annual Meeting.
An annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly come before the same shall be held on the second Thursday of November of each year, at 10:00 a.m., prevailing time, or at such other date and time as shall be designated by the Board of Directors. If the day fixed for the meeting falls on a Saturday or Sunday, or is a legal holiday, the meeting shall be held at the same hour on the next succeeding full business day or as soon thereafter as practicable.
Section 1.2 Special Meetings.
Special meetings of the shareholders may be called at any time only by the Chief Executive Officer (or, in the absence of a Chief Executive Officer, the President), or by a resolution adopted by a majority of the directors then in office; provided, that, if GS Capital Partners V Fund, L.P., GS Capital Partners V Offshore Fund, L.P., GS Capital Partners V Institutional, L.P., GS Capital Partners V GmbH & Co. KG, GS EDMC Investors, LP, GSCP V EDMC Holdings, L.P., GS Private Equity Partners 2000, L.P., GS Private Equity Partners 2000 Offshore Holdings, L.P., GS Private Equity Partners 2000 — Direct Investment Fund, L.P., GS Private Equity Partners 2002, L.P., GS Private Equity Partners 2002 Offshore Holdings, L.P., GS Private Equity Partners 2002 — Direct Investment Fund, L.P., GS Private Equity Partners 2002 Employee Fund, L.P., GS Private Equity Partners 2004, L.P., GS Private Equity Partners 2004 Offshore Holdings, L.P., GS Private Equity Partners 2004 — Direct Investment Fund, L.P., GS Private Equity Partners 2004 Employee Fund, L.P., Multi-Strategy Holdings, L.P., Providence Equity Partners V, LP, Providence Equity Partners V-A, LP, Providence Equity Partners IV LP, Providence Equity Operating Partners IV LP, PEP EDMC L.L.C., Fisher Lynch Co-Investment Partnership, L.P., Ontario Teachers’ Pension Plan Board, General Electric Pension Trust, Citigroup Capital Partners II Employee Master Fund, L.P., Citigroup Capital Partners II Onshore, L.P., Citigroup Capital Partners II Cayman Holdings, L.P., Citigroup Capital Partners II 2006 Citigroup Investment, L.P., AlpInvest Partners CS Investments 2006 C.V., AlpInvest Partners Later Stage Co-Investments Custodian IIA B.V., Leeds Equity Partners IV, L.P., Leeds Equity Partners IV Co Investment Fund A, L.P., Leeds Equity Partners IV Co Investment Fund B, L.P., and their respective affiliates (collectively, the “Sponsors”) collectively beneficially own, directly or indirectly, 50.0% or more of the outstanding shares of Common Stock of the Corporation, then special meetings of the shareholders also may be called by holders of no less than 25.0% of the outstanding shares of Common Stock of the Corporation. The only business to be transacted at a special meeting of shareholders shall be the business stated in the notice provided pursuant to Section 1.4 of these Bylaws.

Section 1.3 Place of Meetings.
Meetings of the shareholders may be held at such geographic locations, within or without the Commonwealth of Pennsylvania, as may be fixed from time to time by the Board of Directors or the person or persons calling the meeting. If no such geographic location is so fixed and the Board of Directors or the person or persons calling the meeting do not determine to hold a meeting by means of electronic technology (as provided in the next sentence) rather than at a geographic location, meetings of the shareholders shall be held at the registered office of the Corporation. If a meeting of the shareholders is held by means of the Internet or other electronic communications technology in a fashion pursuant to which the shareholders have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders and pose questions to the directors, the meeting need not be held at a particular geographic location.
Section 1.4 Notice of Meetings.
A written notice stating the place (if any), day and hour of any meeting, if applicable the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person to vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by, or at the direction of, the Secretary, to each shareholder of record entitled to vote at such meeting, at such address (or to the facsimile number or address for email or other electronic communication) as appears upon the records of the Corporation. If written notice is given by first class or express mail, postage prepaid, or by courier service, charges prepaid, or by facsimile, email or other electronic communication, notice shall be provided (i) at least ten (10) days before the day named for a meeting that will consider a fundamental change under Chapter 19 of the Pennsylvania Business Corporation Law, as amended, and (ii) at least five (5) days before the day named for the meeting in any other case (unless a greater period of time is required by law). If written notice is given by bulk mail, notice shall be provided at least twenty (20) days before the day named for the meeting.
Section 1.5 Quorum; Adjournments.
The presence, in person or by proxy, of a majority of the outstanding shares entitled to vote shall constitute a quorum. Where a separate vote by a class or classes is required, a majority of the voting power of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. The shareholders present at a duly authorized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by statute, adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing the directors. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting other than the announcement at the meeting at which such adjournment is taken. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 1.6 Advance Notice of Shareholder Proposals.
At any annual meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who complies with the notice procedure set forth in this Section 1.6. For business to be properly brought before any annual meeting of the shareholders by a shareholder, the shareholder must be entitled by Pennsylvania law to present such business and such shareholder must have given timely notice of such shareholder’s intent to make such presentation. To be timely, a shareholder’s notice must have been received by the Secretary of the Corporation not less than 90 nor more than 120 days in advance of the first anniversary of the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the shareholder to be timely must have been received no later than the close of business on the 5th day following the day on which public announcement of the date of such meeting is first made. Each such notice shall set forth: (i) a brief description of each item of business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation’s books, of (1) the shareholder of record proposing such business and (2) the beneficial owner, if any, on whose behalf the business is proposed (for purposes of this Section 1.6, each, a “party”); (iii) a representation by the shareholder of record proposing such business that such shareholder will be a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting; (iv) the class and number of shares of the Corporation that are beneficially owned by each such party, as of the date of the shareholder’s notice (which information shall be supplemented by each such party not later than 10 days after the record date for the meeting to disclose such ownership as of the record date); (v) as to each item of business each such party proposes to bring before the meeting, any material interest of each such party in such business; (vi) a description of all agreements, arrangements, or understandings between each such party or any of its affiliates or associates, on the one hand, and any other person or persons, on the other hand (naming such person or persons), in connection with the proposal of such business by each such party (which information shall be supplemented by each such party not later than 10 days after the record date for the meeting to disclose such agreements, arrangements, or understandings in effect as of the record date); (vii) a description of all agreements, arrangements, or understandings (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that have been entered into as of the date of the shareholder’s notice by, or on behalf of, each such party or any of its affiliates or associates, the effect or intent of which is to mitigate losses to, manage risk or benefit of share price changes for, or increase or decrease the voting power of each such party or any of its affiliates or associates with respect to shares of stock of the Corporation (which information shall be supplemented by each such party not later than 10 days after the record date for the meeting to disclose such agreements, arrangements, or understandings in effect as of the record date); and (viii) a statement whether or not each such party will deliver a proxy statement and/or form of proxy to holders of at least the percentage of voting power of all the shares of capital stock of the Corporation required under applicable law to carry the proposal. In addition, each such party making such proposal shall promptly provide any other information reasonably requested by the Corporation.

Only such business shall be conducted at any annual meeting of shareholders as shall have been brought before such meeting in accordance with the requirements set forth in these Amended and Restated Bylaws. Notwithstanding the foregoing provisions of this Section 1.6, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in these Amended and Restated Bylaws. Nothing in these Amended and Restated Bylaws shall be deemed to affect any rights of any shareholder to request inclusion of a proposal in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), so long as the shareholder proposal is received not less than 90 nor more than 120 days in advance of the first anniversary of the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the shareholder to be timely must have been received no later than the close of business on the fifth day following the date on which public announcement of the date of such meeting is first made. Except as otherwise required by law, the chairman of any annual meeting of shareholders shall have the power and duty (x) to determine whether any business proposed to be brought before the meeting was brought in accordance with the requirements set forth in these Amended and Restated Bylaws and (y) if any proposed business was not brought in compliance with these Amended and Restated Bylaws to declare that such defective proposal shall be disregarded. For purposes of Sections 1.6 and 1.7 of these Amended and Restated Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, the Associated Press or any comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
Section 1.7 Advance Notice of Shareholder Nominations.
Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote generally in the election of directors; provided, however, that a shareholder may nominate a person for election as a director at a meeting only if timely notice of such shareholder’s intent to make such nomination has been given to the Secretary of the Corporation. To be timely, a shareholder’s notice must have been received by the Secretary of the Corporation (a) in the case of an annual meeting, not less than 90 nor more than 120 days in advance of the first anniversary of the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the shareholder to be timely must have been received no later than the close of business on the fifth day following the date on which public announcement of the date of such meeting is first made; and (b) in the case of a special meeting at which directors are to be elected, not later than the close of business on the fifth day following such public announcement. Each such notice shall set forth: (i) the name and address, as they appear on the Corporation’s books, of (1) the shareholder of record who intends to make the nomination and (2) the beneficial owner, if any, on whose behalf the nomination is made (for purposes of this Section 1.7, each, a “party”), and the name(s) and address list of the person or persons to be nominated; (ii) a representation that the shareholder of record will be a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (iii) the class and number of shares of the Corporation that are beneficially owned by each such party, as of the date of the shareholder’s notice (which information shall be supplemented by such party not later than 10 days after the record date for the meeting to disclose such ownership as of the record date); (iv) a description of all agreements, arrangements, or understandings between each such party or any of its affiliates or associates, on the one hand, and each nominee and any other person or persons, on the other hand (naming such person or persons), pursuant to which the nomination or nominations are to be made by each such party (which information shall be supplemented by each such party not later than 10 days after the record date for the meeting to disclose such agreements, arrangements, or understandings in effect as of the record date); (v) such other information regarding each nominee proposed by each such party as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; (vi) the consent of each nominee to serve as a director of the Corporation, if so elected; (vii) a description of all agreements, arrangements, or understandings (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that have been entered into as of the date of the shareholder’s notice by, or on behalf of, each such party or any of its affiliates or associates, the effect or intent of which is to mitigate losses to, manage risk or benefit of share price changes for, or increase or decrease the voting power of each such party or any of its affiliates or associates with respect to shares of stock of the Corporation (which information shall be supplemented by each such party not later than 10 days after the record date for the meeting to disclose such agreements, arrangements, or understandings in effect as of the record date); and (viii) a statement whether or not each such party will deliver a proxy statement and/or form of proxy to holders of at least the percentage of voting power of all the shares of capital stock of the Corporation reasonably believed by the shareholder of record or the beneficial owner, as the case may be, to be sufficient to elect the nominee or nominees proposed to be nominated by the stockholder of record. In addition, each such party making such nomination shall promptly provide any other information reasonably requested by the Corporation. Notwithstanding anything in these Amended and Restated Bylaws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 1.7. Notwithstanding the foregoing provisions of these Amended and Restated Bylaws, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in these Amended and Restated Bylaws.
Except as otherwise required by law, the chairman of any meeting of shareholders shall have the power and duty (x) to determine whether a nomination was made in accordance with the requirements set forth in these Amended and Restated Bylaws and (y) if any proposed nomination was not made in compliance with these Amended and Restated Bylaws, to declare that such defective nomination shall be disregarded.
Section 1.8 Voting.
Except as otherwise provided by law or the Amended and Restated Articles of Incorporation, every shareholder of record shall have the right at every shareholders’ meeting to one (1) vote, in person or by proxy, for every share standing in his or her name on the books of the Corporation on the record date for the meeting. A majority of the votes cast shall decide every question or matter submitted to the shareholders unless otherwise provided by law, the Amended and Restated Articles of Incorporation or these Amended and Restated Bylaws. The vote upon any matter submitted to the shareholders may be taken viva voce; provided, however, that the vote upon any question shall be by ballot if demand for the same is made by any shareholder or is directed by the chairman of the meeting.
Section 1.9 Informal Action.
For so long as the Sponsors collectively beneficially own, directly or indirectly, 50.0% or more of the outstanding shares of Common Stock of the Corporation, any action required or permitted to be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Any action by written consent shall be filed with the Secretary of the Corporation and may become effective immediately upon its authorization, but prompt notice of the action shall be given to those shareholders entitled to vote thereon who have not consented. If the Sponsors collectively beneficially own, directly or indirectly, less than 50.0% of the outstanding shares of Common Stock of the Corporation, then no action may be authorized by the shareholders without a meeting by consent except for action taken with the unanimous consent of all holders of Common Stock of the Corporation.
Section 1.10 Participation in Meetings by Electronic Means.
The Board of Directors may permit, by resolution with respect to a particular meeting of the shareholders, or the presiding officer of such meeting may permit, one or more persons to participate in that meeting, count for the purposes of determining a quorum and exercise all rights and privileges to which such person might be entitled were such person personally in attendance, including the right to vote, by means of conference telephone or other electronic means, including, without limitation, the Internet. Unless the Board of Directors so permits by resolution or the presiding officer of such meeting so permits, no person may participate in a meeting of the shareholders by means of a conference telephone or other electronic means.
ARTICLE II
DIRECTORS
Section 2.1 Number, Qualifications, Election and Term of Office.
The number of directors to manage and control the affairs of the Corporation shall be as determined by the Board of Directors from time to time, but shall not be less than three (3), subject to the terms of the Shareholders Agreement among the Corporation and certain of its shareholders, dated as of ___(as amended from time to time, the “Shareholders Agreement”), if in effect. Directors need not be shareholders of the Corporation or residents of the Commonwealth of Pennsylvania. Directors shall be elected by the shareholders at the annual meeting or any special meeting called for such purpose. Each director shall be elected to serve until the next annual meeting of the shareholders and until his or her successor is duly elected and qualified. Subject to the terms of the Shareholders Agreement, if in effect, and any rights of holders of any series of Preferred Stock then outstanding, if any, in the case of any increase in the number of directors of the Corporation, the additional director or directors shall be filled by the affirmative vote of a majority of the remaining members of the Board of Directors. No decrease in the number of directors of the Corporation shall shorten the term of any incumbent director.
Section 2.2 Vacancies.
Subject to the terms of the Shareholders Agreement, if in effect, vacancies in the Board of Directors caused by death, resignation, increase in the number of directors or otherwise shall be filled by a majority vote of the remaining member or members of the Board, provided that if a director is removed by a vote of the shareholders at a meeting of the shareholders, a new director may be elected at that same meeting to fill the vacancy resulting from such removal; and each director so elected shall hold office until the next annual meeting of the shareholders and until his or her successor is duly elected and qualified.
Section 2.3 Removal of Directors.
The entire Board of Directors or any individual director may be removed from office by vote of the shareholders entitled to vote thereon only for cause; provided, that, so long as the shareholders have the right to act by partial written consent pursuant to Section 1.9, the entire Board of Directors or any individual director may be removed from office by partial written consent without assigning any cause. In case the Board or any one or more directors are so removed, new directors may be elected at the same meeting (or by the same partial written consent), subject to the terms of the Shareholders Agreement, if in effect. Except as stated above, the repeal of a provision of the Amended and Restated Articles of Incorporation or these Amended and Restated Bylaws prohibiting, or the addition of a provision to the Amended and Restated Articles of Incorporation or these Amended and Restated Bylaws permitting, the removal by the shareholders of the Board or a director without assigning any cause shall not apply to any incumbent director during the balance of the term for which he or she was elected.
Section 2.4 Chairman of the Board of Directors.
A chairman of the Board of Directors shall be elected by the Board of Directors and shall preside at all meetings of the Board of Directors and shareholders at which he or she is present.
Section 2.5 Annual Meeting; Other Regular Meetings.
An annual meeting of the Board of Directors shall be held each year as soon as practicable after the annual meeting of shareholders, at the place where such meeting of shareholders was held or at such other place as the Board of Directors may determine, for the purposes of organization, election or appointment of officers and the transaction of such other business as shall come before the annual meeting. No notice of the annual meeting need be given. Other regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors may from time to time by resolution appoint; and no notice shall be required to be given of any such regular meeting. No minimum number of regular meetings and no more than one annual meeting of the Board of Directors need be called in any year.
Section 2.6 Special Meetings.
Special meetings of the Board of Directors may be called by the chairman of the Board of Directors, the Chief Executive Officer (or, in the absence of a Chief Executive Officer, the President), or a majority of the directors in office, to be held at such time (as will permit the giving of notice as provided in this Section) and at such place in the Commonwealth of Pennsylvania or elsewhere as may be designated by the person or persons calling the meeting. Notice of the place, day and hour of such special meeting shall be given to each director by the Secretary (i) by written notice deposited in the United States mail not later than during the third full business day immediately preceding the day for such meeting, or (ii) by telephone, or facsimile transmission or other oral, written or electronic means received not later than 24 hours before the meeting. The notice need not refer to the business to be transacted at the meeting except action under Article VII of the Amended and Restated Bylaws. Notice may be waived by any director with respect to any meeting. No minimum number of special meetings of the Board of Directors need be called in any year.
Section 2.7 Quorum.
A majority of the directors in office shall constitute a quorum for the transaction of business, and actions may be taken by a majority of the members present at any meeting at which a quorum is present, subject, in each case, to the terms of the Shareholders Agreement, if in effect.
Section 2.8 Powers of Directors.
Except as otherwise provided by statute or the Amended and Restated Articles of Incorporation, all powers vested by law in the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.
Section 2.9 Informal Action.
Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting and without notice if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the Secretary of the Corporation.
Section 2.10 Electronic Participation in Meetings.
Any one or more directors may participate in a meeting of the Board of Directors by means of a conference telephone or other electronic technology by means of which all persons participating in the meeting can hear each other. Such participation will count as such director’s “presence” at the meeting for all purposes.

Section 2.11 Compensation of Directors.
Each director of the Corporation who is not a salaried officer or employee of the Corporation or of a subsidiary of the Corporation, shall receive such compensation (whether in cash or otherwise) and reimbursement of expenses for serving as a director and for attendance at meetings of the Board of Directors or any committee appointed by the Board of Directors as the Board of Directors may from time to time determine.
Section 2.12 Director Emeritus.
The Board of Directors may, at its discretion, designate any former director as a Director Emeritus. The designation, number and term of each Director Emeritus shall be within the sole discretion of the Board of Directors, and the Board of Directors may remove, with or without cause, a Director Emeritus of the Corporation at any time. A Director Emeritus shall provide consulting or advisory services to the Board of Directors as requested from time to time by the Board of Directors and may be invited to attend meetings of the Board of Directors at the request of the Chief Executive Officer (or, in the absence of a Chief Executive Officer, the President), but shall not vote, or serve on any committee of the Board of Directors, or be counted in determining a quorum, or have any of the duties or obligations imposed on a director or officer of the Corporation under the Pennsylvania Business Corporation Law of 1988, as amended, the Amended and Restated Articles of Incorporation or these Amended and Restated Bylaws or, except as provided in the last sentence of this Section 2.12, otherwise be considered to be a director or officer of the Corporation. Each Director Emeritus shall be compensated for his or her services and reimbursed expenses incurred in such person’s capacity as Director Emeritus as determined by the Board of Directors from time to time. A Director Emeritus shall be entitled to benefits and protections in accordance with Article VI (Limitation of Liability of Directors) and Article VII (Indemnification of Directors and Officers) of these Amended and Restated Bylaws as if such person were deemed to be, as the case may be, a director or former director of the Corporation.
Section 2.13 Resignation.
Any director of the Corporation may resign at any time by giving written notice of his or her resignation to the Corporation. Any such resignation shall be made in writing and shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
ARTICLE III
COMMITTEES OF DIRECTORS
Section 3.1 Appointment and Powers.
Subject to the Shareholders Agreement, the Board of Directors may, by resolution adopted by a majority of the directors in office, establish one or more committees, each of which shall consist of one or more of the directors of the Corporation. To the extent provided in the resolution establishing any committee, such committee shall have and may exercise all of the powers and authority of the Board of Directors; provided, however, that no such committee shall have any power or authority as to the following:

(i)	the submission to the shareholders of the Corporation of any action requiring approval of the shareholders under the Pennsylvania Business Corporation Law of 1988, as amended;

(ii)	the creation or filling of vacancies in the Board of Directors;

(iii)	the adoption, amendment or repeal of the Bylaws;

(iv)	the amendment or repeal of any resolution of the Board that by its terms is amendable or repealable only by the Board; or

(v)	action on matters committed by the Bylaws or resolution of the Board of Directors to another committee of the Board.
Section 3.2 Appointment by Committees of Substitute Members.
In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may by unanimous action appoint another director to act at the meeting in the place of any such absent or disqualified member.
Section 3.3 Procedure.
The Board of Directors may establish reasonable rules and regulations for the conduct of the proceedings of any such committee and may appoint a chairman of the committee who shall be a member thereof and a secretary of the committee who need not be a member thereof. To the extent that the Board of Directors shall not exercise such powers, they may be exercised by the Committee.
Section 3.4 Electronic Participation in Meetings.
Any one or more committee members may participate in a meeting of a committee of the Board of Directors by means of a conference telephone or other electronic technologies by means of which all persons participating in the meeting can hear each other.
Section 3.5 Informal Action.
Any action required or permitted to be taken at a meeting of any such committee may be taken without a meeting and without notice if, prior or subsequent to the action, a consent or consents thereto by all of the members of any such committee is filed with the Secretary of the Corporation.

ARTICLE IV
OFFICERS
Section 4.1 Enumeration.
The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chief Executive Officer, a President, one or more Vice-Presidents, a Secretary, a Treasurer and, in the discretion of the Board of Directors, such other officers as shall from time to time be chosen and appointed by the Board of Directors. Any two (2) or more offices may be held by one (1) person. Every officer of the Corporation shall hold his or her position at the will of the Board of Directors.
Section 4.2 Chief Executive Officer.
The Chief Executive Officer shall have general charge and control over the affairs of the Corporation, subject to the Board of Directors. The Chief Executive Officer or the President, together with the Secretary or an Assistant Secretary, shall sign certificates for shares of capital stock of the Corporation. In addition, the Chief Executive Officer or President (or other officers authorized by the Board of Directors or Chief Executive Officer or President) may execute on behalf of the Corporation any contract which has been authorized by the Board of Directors. In the absence of the chairman of the Board of Directors, the Chief Executive Officer shall preside at meetings of the shareholders. In the absence of the President or if the Board of Directors has not appointed a person holding the title of “President,” the Chief Executive Officer shall also perform the duties and exercise the powers of president within the meaning of the Pennsylvania Business Corporation Law of 1988, as amended.
Section 4.3 President.
In the absence of the Chief Executive Officer or if the Board of Directors has not appointed a person holding the title of “Chief Executive Officer,” the President shall perform the duties and exercise the powers of chief executive officer, and shall report to the Board of Directors. The President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. The President or the Chief Executive Officer, together with the Secretary or an Assistant Secretary, shall sign certificates for shares of capital stock of the Corporation.
Section 4.4 Vice President.
The Vice President, or, if there shall be more than one, the Vice Presidents, in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
Section 4.5 Secretary.
The Secretary shall keep a record of the minutes of the proceedings of meetings of shareholders and directors and shall give notice as required by statute or these Amended and Restated Bylaws of all such meetings. The Secretary shall have custody of the seal of the Corporation and of all the books, records and papers of the Corporation, except such as shall be in the charge of the Treasurer or of some other person authorized to have custody and be in possession thereof by resolution of the Board of Directors. The Secretary or an Assistant Secretary, together with the Chief Executive Officer or President, shall sign certificates for shares of the capital stock of the Corporation.
Section 4.6 Treasurer.
The Treasurer shall keep accounts of all moneys of the Corporation received and disbursed, and shall deposit all moneys and valuables of this Corporation in its name and to its credit in such banks and depositories as the Board of Directors shall designate. In the absence of the Treasurer or if the Board of Directors has not appointed a person holding the title of “Treasurer,” the chief financial officer of the Corporation shall perform the duties and exercise the powers of treasurer within the meaning of the Pennsylvania Business Corporation Law of 1988, as amended. The Treasurer shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
Section 4.7 Other Officers.
The duties and powers of other officers who may from time to time be chosen by the Board of Directors shall be as specified by the Board of Directors at the time of the appointment of such other officers.
Section 4.8 Compensation.
The salaries and other compensation (whether cash or otherwise) of all officers listed in Sections 4.2 through 4.7 of this Article shall be fixed by, or pursuant to authority delegated by, the Board of Directors.
Section 4.9 Additional Duties of Officers.
The Board of Directors may from time to time by resolution increase or decrease the duties and powers of the Chief Executive Officer, the President, one or more Vice-Presidents, the Secretary, the Treasurer, or any other officer.
Section 4.10 Resignation.
Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Corporation. Any such resignation shall be made in writing and shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

Section 4.11 Removal.
Any officer of the Corporation may be removed, with or without cause, by the Board of Directors at any time.
ARTICLE V
STOCK
Section 5.1 Issuance of Stock.
Shares of capital stock of any class now or hereafter authorized, securities convertible into such shares or options or other rights to purchase such shares or securities may be issued or granted only in accordance with the authority granted by the Board of Directors.
Section 5.2 Certificate of Stock.
Subject to Section 5.8 hereof, every holder of capital stock of the Corporation shall be entitled to a certificate or certificates, in such form as the Board of Directors may from time to time prescribe, signed by the Chief Executive Officer or the President and the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation. Where any such certificate is signed by a registrar other than the Corporation or its employee, the signatures thereon of any officer of the Corporation and, where authorized by the Board of Directors, any transfer agent, may be facsimiles. All such certificates shall be numbered consecutively; and the name of the person owning the shares and the date of issue shall be stated on each certificate and entered on the books of the Corporation. In case any officer, transfer agent or registrar who has executed, by facsimile or otherwise, any share certificate shall have ceased to be such officer, transfer agent or registrar by reason of death, resignation or otherwise, before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer, transfer agent or registrar had not ceased to be such at the date of its issue.
Section 5.3 Transfer of Stock.
Shares of capital stock of the Corporation shall be transferred only on the books of the Corporation by the holder thereof in person or by his or her duly authorized attorney. All stock certificates transferred by endorsement thereon shall be surrendered for cancellation and new certificates issued to the transferee.
Section 5.4 Lost, Stolen, Destroyed or Mutilated Certificates.
New certificates of stock may be issued to replace certificates of stock lost, stolen, destroyed or mutilated, upon such terms and conditions, including proof of loss or destruction, and, if appropriate, the giving of a satisfactory bond of indemnity, as the Board of Directors or as one or more of the officers of the Corporation, as delegated to by the Board of Directors, may determine from time to time.

Section 5.5 Regulations.
The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with these Amended and Restated Bylaws as it may deem expedient concerning the issue, transfer and registration of certificates of stock of the Corporation. The Board of Directors may appoint one or more transfer agents or assistant transfer agents and one or more registrars of transfers, and may require all stock certificates to bear the signature of a transfer agent or assistant transfer agent and a registrar of transfers. The Board of Directors may at any time terminate the appointment of any transfer agent or any assistant transfer agent or any registrar of transfers.
Section 5.6 Holders of Record.
The Corporation shall be entitled to treat the holder of record of any stock of the Corporation as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or right, title or interest in, such stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
Section 5.7 Record Date.
The Board of Directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as provided herein. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided herein for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting. If a record date is not fixed by the Board of Directors: (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of the shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held; and (ii) the record date for determining shareholders entitled to express consent or dissent to corporate action in writing without a meeting, when prior action by the Board of Directors is not necessary, shall be the close of business on the day on which the first written consent or dissent is filed with the Secretary of the Corporation.
Section 5.8 Uncertificated Shares.
Notwithstanding anything herein to the contrary, any or all classes and series of shares, or any part thereof, may be uncertificated shares to the extent determined by the Board of Directors, except that this Section 5.8 shall not apply to shares represented by a certificate that is issued and outstanding until the certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.
Section 5.9 Dividends.
Subject to applicable law and the Amended and Restated Articles of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting of the Board of Directors, declare dividends upon the capital stock of the Corporation as and when it deems expedient. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by applicable law or the Amended and Restated Articles of Incorporation. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time in its discretion deems proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors deems conducive to the interests of the Corporation.
ARTICLE VI
LIMITATION OF LIABILITY OF DIRECTORS
Section 6.1 Directors’ Personal Liability.
A director of the Corporation shall not be personally liable to the Corporation or its stockholders or otherwise for monetary damages for any action taken, or any failure to take any action, in his or her capacity as a director; provided, however, that this provision shall not eliminate or limit the liability of a director to the extent that such elimination or limitation of liability is expressly prohibited by the Pennsylvania Business Corporation Law of 1988, as amended, or any successor statute as in effect at the time of the alleged action or failure to take action by such director.
Section 6.2 Preservation of Rights.
Any repeal or modification of this Article VI shall not adversely affect any right or protection existing at the time of such repeal or modification to which any director or former director may be entitled under this Article VI. The rights conferred by this Article VI shall continue as to any person who has ceased to be a director of the Corporation and shall inure to the benefit of the heirs, executors and administrators of any director or former director.
ARTICLE VII
INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 7.1 Mandatory Indemnification of Directors and Officers.
(A) The Corporation shall promptly indemnify, to the fullest extent now or hereafter permitted by law or by Section 7.1(B) hereof, each director or officer (including each former director or officer) of the Corporation (hereafter, an “indemnitee”) who was or is made a party to or a witness in or is threatened to be made a party to or a witness in, any threatened, pending or completed action, suit, investigation, or proceeding, whether civil, criminal, administrative or investigative and whether external or internal to the Corporation (hereafter, a “proceeding”), by reason of the fact that the indemnitee is or was an authorized representative of the Corporation, against all expenses (including attorneys’ fees, disbursements and other charges), judgments, losses, fines (including excise taxes and penalties) and amounts paid in settlement (collectively, “Losses”) actually and reasonably incurred or suffered by the indemnitee in connection with such proceeding.
(B) Indemnification pursuant to this Section 7.1 shall include, but shall not be limited to, cases in which indemnification is permitted pursuant to the provisions of Chapter 17, Subchapter D, of the Pennsylvania Business Corporation Law of 1988, as amended. Indemnification pursuant to this Section 7.1 shall be made in every case described in Section 7.1(A) hereof except:
(i) in connection with a proceeding (or any claim, issue or matter therein or any part thereof) initiated by the indemnitee, except (i) if the Board of Directors of the Corporation has approved the initiation or bringing of such claim or (ii) any compulsory counterclaim, compulsory cross-claim, or required joinder made by indemnitee in a proceeding not initiated by indemnitee; or
(ii) with respect to any act that is established, by a final, unappealable adjudication adverse to the indemnitee, as having been material to the cause of action so adjudicated and as having constituted either willful misconduct or recklessness; or
(iii) with respect to any benefit or advantage gained by the indemnitee to which the indemnitee was not legally entitled; or
(iv) for liability imposed in a proceeding by or for the benefit of the Corporation to recover any profit pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and regulations thereunder or similar provisions of any applicable state law; provided, however, that the exclusion in this Section 7.1(B)(iv) shall not apply to expenses (including attorney’s fees, disbursements and other charges) incurred by indemnitee in such a proceeding.
(C) Notwithstanding the foregoing provisions of this Section 7.1, to the extent that an indemnitee is successful on the merits or otherwise in defense of any proceeding or any part thereof or in defense of any claim, issue or matter therein, including but not limited to obtaining a dismissal without prejudice or a settlement without admission of liability, the indemnitee shall be promptly indemnified by the Corporation against all Losses actually and reasonably incurred or suffered by the indemnitee in connection therewith.
(D) The right of indemnification pursuant to this Section 7.1 is conferred in order to attract and retain the services of highly qualified directors and officers and to encourage them to make corporate decisions without fear of strike suits and legal harassment. Indemnification pursuant to this Section 7.1 is therefore declared to be consistent with the fiduciary duty of the Corporation’s Board of Directors. Except as specifically provided in this Section 7.1, such indemnification shall be made by the Corporation without any requirement that any determination be made or any action be taken by the Board of Directors, shareholders, or legal counsel. A failure of the

Board of Directors, shareholders, or legal counsel to make a determination or take action favorable to the claim of an indemnitee for indemnification pursuant to this Section 7.1, or the making of a determination or taking of action adverse to such a claim, shall not preclude indemnification under this Article or create any presumption that the indemnitee is not entitled to such indemnification.
(E) The Corporation agrees that if any party with a right to nominate a representative to a position on the Board of Directors of the Corporation pursuant to the Shareholders Agreement pays or causes to be paid, or its affiliate or insurer pays, for any reason, any amounts otherwise indemnifiable pursuant to this Article VII, then (a) such party (or such affiliate or insurer, as the case may be) shall be fully subrogated to all rights of indemnitee with respect to such payment and (b) the Corporation shall reimburse such party (or such affiliate or insurer) for the payments actually made.
Section 7.2 Mandatory Advancement of Expenses to Directors and Officers.
The Corporation shall promptly pay all expenses (including attorneys’ fees, disbursements and other charges) actually incurred by an indemnitee in defending or appearing in any proceeding described in Section 7.1(A) hereof in advance of the final disposition of such proceeding upon receipt of (i) an undertaking by or on behalf of the indemnitee to repay all amounts advanced if it is ultimately specifically determined by a final, unappealable adjudication that the indemnitee is not entitled to be indemnified by the Corporation and (ii) an irrevocable assignment to the Corporation of all payments to which the indemnitee may be or become entitled, under any policy of insurance or otherwise (except with respect to payments made under Section 7.1(e) by or on behalf of a party with a right to nominate a representative to a position on the Board of Directors of the Corporation pursuant to the Shareholders Agreement), in reimbursement of any such expenses paid by the Corporation pursuant to this Section 7.2. Notwithstanding the foregoing, no advance payment shall be made by the Corporation pursuant to this Section 7.2 if the Board of Directors reasonably and promptly determines by a majority vote of the directors who are not parties to the proceeding that, based upon the facts known to the Board at the time the determination is made, the matter is of the kind described in Section 7.1(B)(i) hereof or the indemnitee’s actions were of the kind described in Section 7.1(B)(iii) hereof.
Section 7.3 Permissive Indemnification and Advancement of Expenses.
The Corporation may, as determined by the Board of Directors from time to time:
(A) indemnify, to the fullest extent permitted by Section 7.1 hereof, any other person who was or is made a party to or required to appear in, or is threatened to be made a party to or required to appear in, or was or is otherwise involved in, any threatened, pending or completed proceeding by reason of the fact that such person is or was an authorized representative of the Corporation, both as to action in such person’s official capacity and as to action in another capacity while holding such office or position, against all Losses actually and reasonably incurred or suffered by such person in connection with such action or proceeding, with the same effect as though such person were an “indemnitee” as defined in Section 7.1 hereof; and

(B) pay expenses incurred by any such other person by reason of his or her participation in any such proceeding in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation and to repay all amounts advanced for which he or she is reimbursed under any policy of insurance or otherwise, with the same effect as though such person were an “indemnitee” as defined in Section 7.1 hereof.
Section 7.4 Enforcement.
If the Corporation refuses or fails to make any payment to an indemnitee required by this Article, the indemnitee shall be promptly indemnified by the Corporation against expenses (including attorneys’ fees, disbursements and other charges) actually incurred by the indemnitee in connection with the successful establishment of his or her right to indemnification or advancement of expenses, in whole or in part, in an action in a court of competent jurisdiction.
Section 7.5 General.
Each director or officer of the Corporation shall be deemed to act in such capacity in reliance upon such rights of indemnification and advancement of expenses as are provided in this Article. The rights of indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any bylaws, agreement, vote of shareholders or disinterested directors, statute or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be an authorized representative of the Corporation and shall inure to the benefit of the heirs and personal representatives of such person. Indemnification and advancement of expenses under this Article shall be provided whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the Corporation. Any repeal or modification of this Article shall not adversely affect any right or protection existing at the time of such repeal or modification to which any person may be entitled under this Article.
Section 7.6 Definition of Corporation.
For the purposes of this Article, references to “the Corporation” shall include all constituent corporations absorbed in a consolidation, merger or division, as well as the surviving or new corporations surviving or resulting therefrom, so that (i) any person who is or was an authorized representative of a constituent, surviving or new corporation shall stand in the same position under the provisions of this Article with respect to the surviving or new corporation as such person would if he or she had served the surviving or new corporation in the same capacity and (ii) any person who is or was an authorized representative of the Corporation shall stand in the same position under the provisions of this Article with respect to the surviving or new corporation as such person would with respect to the Corporation if its separate existence had continued.

Section 7.7 Definition of Authorized Representative.
For the purposes of this Article, the term “authorized representative” shall mean, and the indemnification provisions of this Article VII shall be deemed to apply to, a director, officer, employee or agent of the Corporation or of any subsidiary of the Corporation, or a trustee, custodian, administrator, committeeman or fiduciary of any employee benefit plan established and maintained by the Corporation or by any direct or indirect subsidiary of the Corporation, or a person serving another corporation, partnership, joint venture, trust or other enterprise in any of the foregoing capacities at the request of the Corporation.
Section 7.8 Savings Clause.
If a court of competent jurisdiction determines that any provision of this Article requires the Corporation to take an action that would violate applicable law, such provision shall be limited or modified in its application to such action to the minimum extent necessary to avoid such violation of law, and, as so limited or modified, such provision and the balance of this Article shall be enforceable in accordance with their terms to the fullest extent permitted by applicable law, including but not limited to the Pennsylvania Business Corporation Law of 1988, as amended.
Section 7.9 Insurance.
The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was an authorized representative of the Corporation, against any liability asserted against or incurred by such person in any such capacity, or arising out of the status of such person as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.
Section 7.10 Funding to Meet Indemnification Obligations.
The Board of Directors, without approval of the shareholders, shall have the power to borrow money on behalf of the Corporation, including the power to pledge the assets of the Corporation, from time to time to discharge the Corporation’s obligations with respect to indemnification, the advancement and reimbursement of expenses, and the purchase and maintenance of insurance referred to in this Article. The Corporation may, in lieu of or in addition to the purchase and maintenance of insurance referred to in Section 7.9 hereof, establish and maintain a fund of any nature or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this Article or otherwise.

ARTICLE VIII
GENERAL PROVISIONS
Section 8.1 Corporate Seal.
The Corporate seal of the Corporation shall be a circular seal with the name of the Corporation and state of incorporation around the border or a seal in such form as the Board of Directors shall from time to time determine.
Section 8.2 Fiscal Year.
The fiscal year of the Corporation shall be as designated by the Board of Directors.
Section 8.3 Authorization.
All checks, notes, vouchers, warrants, drafts, acceptances and other orders for the payment of moneys of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
Section 8.4 Inapplicability of Subchapter 25E.
Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended (former Section 910 of the Pennsylvania Business Corporation Law of 1933, as amended), shall not be applicable to the Corporation.
Section 8.5 Inapplicability of Subchapter 25F.
Subchapter F of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended (former Section 911 of the Pennsylvania Business Corporation Law of 1933, as amended), shall not be applicable to the Corporation.
Section 8.6 Inapplicability of Subchapter 25G.
Subchapter G of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, shall not be applicable to the Corporation.
Section 8.7 Inapplicability of Subchapter 25H.
Subchapter H of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, shall not be applicable to the Corporation.
Section 8.8 Inapplicability of Subchapter 25I.
Subchapter I of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, shall not be applicable to the Corporation.

Section 8.9 Inapplicability of Subchapter 25J.
Subchapter J of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, shall not be applicable to the Corporation.
Section 8.10 Inapplicability of Section 2538.
Section 2538 of the Pennsylvania Business Corporation Law of 1988, as amended, shall not be applicable to the Corporation.
ARTICLE IX
AMENDMENTS
The authority to adopt, amend or repeal the Amended and Restated Bylaws of the Corporation is expressly conferred upon the Board of Directors, which may take such action by the affirmative vote of a majority of the whole Board of Directors at any annual, regular or special meeting duly convened after notice of that purpose, subject always to the provisions of the Shareholders Agreement, if in effect, and the power of the shareholders to adopt, amend or repeal the Amended and Restated Bylaws of the Corporation by the affirmative vote of the holders of at least two-thirds (or, if the Sponsors collectively beneficially own, directly or indirectly, 50.0% or more of the outstanding shares of Common Stock of the Corporation, a majority) of the combined voting power of all outstanding voting securities of the Corporation entitled to vote generally in the election of directors of the board of directors of the Corporation, voting together as a single class. Any change in the Amended and Restated Bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change.